U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       October 29, 2010

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651, Day Hill Road, Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the merger of Compass Knowledge Holdings, Inc. (“CKH”) into EBNT Holdings Inc., a Delaware corporation, with its principal offices at 1250 Fourth St., Santa Monica, CA, the acquirer (“EBNT”), the Company surrendered its common share holdings of CKH and on October 29, 2010 was paid $218,107.02 by EBNT.  It is anticipated that post-closing payments estimated to total $15,000 will be forthcoming.

The purchase price was determined in accordance with the merger transaction; the Company had no influence on the merger transaction or the determination or negotiation of the merger consideration, except its right to vote in favor of or against the merger.

The acquirer, EBNT, does not have any relationship with the Company nor any business or personal relationship with any of the officers or directors of the Company other than in respect of the transaction itself.

The Company converted its entire stake in CKH into the cash consideration referenced above.  The Company, immediately preceding this transaction, had owned less than one percent of the outstanding common shares of CKH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant) THERMODYNETICS, INC.

Date: November 2, 2010	By:	/s/ Robert A. Lerman
Robert A. Lerman
President